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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference and inclusion in this registration statement No. 333-13159, as amended by Amendment No. 1 thereto, of our reports dated February 7, 1995 on the financial statements of Red Lion, a California Limited Partnership, as of and for the two years ended December 31, 1994 included in this registration statement, as amended, and in Red Lion Hotels, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this registration statement, as amended.


                                          ARTHUR ANDERSEN LLP

Portland, Oregon

October 4, 1996